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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 1997 with respect to the combined financial statements of Rent-It-Center, Inc. and Affiliates d/b/a Center Rental & Sales as of October 31, 1996 and 1997 and for each of the three years in the period ended October 31, 1997, in the Registration Statement (Form S-1 No. 333-59519) and related Prospectus of Rental Service Corporation for the registration of 4,395,500 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona
July 20, 1998